         ___________________________________________________________________

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549
                                 ___________________


                                       EXHIBITS
                                          TO
                                        FORM 8


                 Annual Report Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                              _________________________


                              PINNACLE BANC GROUP, INC.

                (Exact name of registrant as specified in its charter)

         ___________________________________________________________________






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EXHIBIT 1


                         UNAUDITED INTERIM INCOME STATEMENTS
                               FINANCIAL SECURITY CORP.











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FINANCIAL SECURITY CORP.
STATEMENTS OF INCOME - INTERIM (UNAUDITED)

                                                             For the nine months
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                      ended September 30
                                                             -------------------
                                                                1996      1995
                                                               --------  -------
Interest Income:
   Loans                                                       $11,635   $13,255
   Securities                                                    2,841     2,810
   Interest-bearing deposits, Federal funds sold
      and other                                                    243       167
                                                               --------  -------
      Interest income                                           14,719    16,232
                                                               --------  -------
Interest Expense:
   Deposits                                                      6,885     7,626
   Borrowed funds                                                1,660     1,891
                                                               --------  -------
      Interest expense                                           8,545     9,517
                                                               --------  -------
Net interest income                                              6,174     6,715
   Provision for loan losses                                     1,350       100
                                                               --------  -------
      Net interest income after provision for
         loan losses                                             4,824     6,615
                                                               --------  -------
Other Income:
   Banking services and other                                      824       840
   Net securities gains (losses)                                (1,191)       31
                                                               --------  -------
      Other income                                                (367)      871
                                                               --------  -------
Other Expense:
   Salaries, profit sharing and other
      employee benefits                                          2,618     2,431
   Occupancy and equipment                                         442       642
   FDIC insurance                                                1,705       337
   Other expenses                                                2,527     1,991
                                                               --------  -------
      Other expense                                              7,292     5,401
                                                               --------  -------
Income before income taxes                                      (2,835)    2,085
   Provision (benefit) for income taxes                         (1,003)      580
                                                               --------  -------
Net income                                                     $(1,832)  $ 1,505
                                                               --------  -------
                                                               --------  -------

Weighted average number of common and
   common equivalent shares outstanding:
   Primary                                                       1,587     1,569
   Fully diluted                                                 1,587     1,581
Earnings per share:
   Primary                                                     $ (1.15)  $  0.96
   Fully diluted                                                 (1.15)     0.95